UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2014

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2014, Castle Brands Inc. (the "Company") called for cancellation all 1,657,802 unexercised common stock purchase warrants issued in June and October 2011 ("Warrants") pursuant to the terms of such Warrants after satisfying applicable conditions. Holders of the Warrants will have until 6:30 p.m. New York City time on April 21, 2014 to exercise such Warrants at $0.38 per share in cash. Any Warrants that remain unexercised by such time will be cancelled and the holders of such cancelled Warrants will be entitled to receive $0.01 per share. The Company intends to use the proceeds from any Warrant exercises, together with cash on hand and borrowings under its existing credit facility, to finance the acquisition of approximately $4.2 million of additional bourbon inventory in support of the continued growth of its Jefferson's bourbon brand.

The information provided herein is neither an offer to sell nor a solicitation of an offer to buy any Company securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

April 2, 2014	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President and Chief Financial Officer